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                                                                   EXHIBIT 10.27

                         EXECUTIVE EMPLOYMENT AGREEMENT

                THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made effective for all purposes and in all respects as of the 13th day of March, 2002, by and between InforMax, Inc. ("Employer") and Andrew P. Whiteley ("Executive").

                WHEREAS, Employer desires to employ Executive as President and Chief Executive Officer;

                WHEREAS, Executive desires to be employed by Employer in the aforesaid capacity; and

                WHEREAS, Employer and Executive desire to set forth in writing the terms and conditions of their agreements and understandings.

                NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, Employer and Executive (sometimes hereafter referred to as the "Parties"), intending to be legally bound, hereby agree as follows.

                1.      DUTIES OF EXECUTIVE.

                (a) Description of Duties. During the term of Executive's employment hereunder, Executive shall serve as President and Chief Executive Officer of Employer with such duties as are customary to a person holding such position in Executive's industry and shall, among other things, undertake and assume the responsibility of performing for and on behalf of Employer such duties as shall be assigned to Executive by Employer's Board of Directors at any time and from time to time. It is understood and agreed that Executive's principal duties on behalf of Employer as of the date hereof are and shall be to further develop the business of Employer. It is further understood and agreed that any modification in or expansion of Executive's duties hereunder shall not, unless specifically agreed to by the Parties in a duly-executed amendment of this Agreement, result in any modification of the terms of this Agreement.

                (b) Performance of Duties. Executive agrees, during the term of his employment hereunder, to devote his full-time efforts, energies and skills to his duties as President and Chief Executive Officer of Employer, excepting periods of vacation, illness or disability and except such time as the Executive may reasonably require for personal matters and affairs. Executive further agrees to serve Employer diligently and to the best of Executive's ability and at all times to act in compliance with Employer's rules, regulations, policies and procedures as shall be in effect from time to time. Executive further covenants and agrees that he will not, directly or indirectly, engage or participate in any activities at any time during his

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employment which conflict with the interests of Employer. It shall not be a breach of this Agreement, however, for Executive to serve on Boards of Directors of other companies, governmental panels, civic or charitable boards, or deliver lectures or fulfill speaking engagements, or teach at educational institutions, as long as he has given written notice of such activities to Employer's Board of Directors and such activities do not interfere with his performance of his duties.

                (c) Location of Duties. Executive shall perform his duties principally at Employer's headquarters in Bethesda, Maryland, and shall perform his duties at other locations as directed by Employer.

                (d) Board of Directors. The Parties acknowledge that Executive is a member of the Employer's Board of Directors and, so long as Executive remains the President and Chief Executive Officer of Employer, Employer shall use commercially reasonable efforts to cause Executive to be nominated for election to the Board at any annual meeting of stockholders where his term of office would expire.

                2. TERM OF EMPLOYMENT; EXTENSION. The term of Executive's employment with Employer hereunder shall be two (2) years commencing on April 1, 2002, unless sooner terminated in accordance with the provisions of Paragraph 4 below; provided, however, that the term of Executive's employment with Employer shall be automatically extended for one (1) year on the second anniversary hereof and on each subsequent anniversary unless Executive or Employer shall have given written notice to the other at least sixty (60) days prior thereto that the term of Executive's employment shall not be so extended. In the event that Employer chooses not to extend the term of Executive's employment in accordance with this Paragraph 2, Employee shall not be entitled to any amounts after the term of this Agreement expires, including but not limited to any severance.

                3. COMPENSATION. In consideration of the services to be rendered by Executive to Employer under this Agreement, Executive shall be compensated as follows:

                (a) Base Salary. Employer shall pay Executive an annual base salary ("Base Salary") of not less than Three Hundred and Seventy-Five Thousand Dollars ($375,000), payable in accordance with Employer's normal payroll practices and policies. Executive's Base Salary shall be subject to an annual review and possible adjustment upward pursuant to such annual review based on a discussion between the Parties of Executive's performance hereunder. All payments hereunder shall be less deductions and withholdings as required by federal, state, or local law.

                (b) Bonus. Executive shall be eligible for an annual bonus ("Bonus") of up to fifty percent (50%) of his Base Salary. Executive's Bonus may consist of two

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parts. The first part, equal to a maximum of twenty-five percent (25%) of
Executive's Base Salary, shall be based upon Executive's achieving specified milestones or performance criteria that the Employer's Board of Directors, or the Compensation Committee thereof, and Executive shall agree upon prior to the beginning of each year (or as soon thereafter as practicable). The second part, also equal to a maximum of twenty-five percent (25%) of Executive's Base Salary, shall be at the sole discretion of Employer's Board of Directors, or the Compensation Committee thereof. Any Bonus payment hereunder shall be less deductions and withholdings as required by federal, state, or local law, and shall be paid no later than 45 days after the end of the applicable bonus year. For any bonus-payment year (generally a calendar year) in which Executive is employed for less than 365 days, unless Executive has resigned without Good Reason or has been terminated for Cause or as provided in Paragraph 4(a), the Bonus shall be pro rated based on the number of days Executive is in the employ of Employer during such year.

                (c) Benefits and Expenses. Executive shall receive such other benefits as may be granted to senior executives of Employer generally. Examples of such benefits that Executive may receive are health, dental, life, accidental death and disability, and long- and short-term disability insurance and vacation benefits. Employer shall reimburse Executive for all reasonable travel, entertainment and other expenses which Executive may incur in regard to the business of Employer, in accordance with and subject to the limitations of Employer's standard practices and policies. Notwithstanding anything to the contrary in the foregoing, Executive shall be eligible to receive not less than four (4) weeks of vacation each year.

                (d) Stock Options. In accordance with the terms of Employer's stock option plan, Employer shall on the date hereof and subject to the execution of this Agreement, grant Executive Eight Hundred Thousand (800,000) stock options, which shall vest according to the following schedule: twenty-five percent (25%) shall vest one year after the grant and the remaining seventy-five percent (75%) shall vest in equal parts each month over the following three (3) years. Such options, to the extent allowable under the option plan, shall be incentive stock options; the exercise price of the options shall be the fair market value on the date of the grant. In the event that Employer experiences a Change of Control, all unvested stock options granted to Executive shall be deemed fully and immediately vested as of the effective date of the Change of Control. As used herein, "Change of Control" shall mean the consummation of a transaction or series of related transactions as the result of which persons or entities (whether or not such persons or entities constitute a "group" within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were not beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) immediately prior to the commencement of such transaction or series of related transactions become beneficial owners, directly or indirectly, of 50% or more of the outstanding shares of Employer's common stock or 50% or more of the combined voting power of Employer's then outstanding securities (determined

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under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case or rights to acquire common stock or other securities).

                (e) Relocation Expenses. Employer shall reimburse Executive for the customary and reasonable relocation expenses that he and his family incur in moving his residence to the Bethesda, Maryland area.

                4. TERMINATION. In addition to a termination under Paragraph 2 hereof, Executive's employment under this Agreement shall terminate upon occurrence of any of the following:

                (a) Death or Disability of Executive. The Executive's employment shall terminate upon the death or disability of the Executive. For purposes of this Paragraph 4(a), the Executive shall be deemed to have a disability where the Executive, through sickness, disability or other incapacity, has been unable to substantially perform the essential functions of his position for a period in excess of ninety (90) consecutive days or for ninety (90) days within any 180-day period, or where the Executive receives disability benefits for permanent or total disability under any long-term disability plan held by or on behalf of the Executive. If the Executive's employment is terminated by death or because of disability pursuant to this Paragraph 4(a), the Employer shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and other benefits which are payable to him under paragraph 3 (excluding paragraph 3(b) unless otherwise provided below) through the end of the month in which the termination of Executive's employment occurs. In the event that Executive's employment terminates upon the death or disability of Executive on or after October 1 of the bonus-payment year, Executive shall be eligible to receive a pro rated share of his Bonus under Paragraph 3(b) for such year.

                (b)     By Employer.

                        (i) Without Cause. Employer may terminate Executive's employment without Cause by providing Executive with written notice at least thirty (30) days prior to the effective date of such termination. In the event that Employer terminates Executive's employment without Cause, Employer shall pay to the Executive the Base Salary and benefits otherwise payable to Executive under Paragraph 3 through the last day of Executive's actual employment and Employer shall also provide Executive with the Severance set forth in Paragraph 5 hereof.

                        (ii) With Cause. Employer may terminate Executive's employment with Cause in writing at any time with or without prior notice. In the event that Employer terminates Executive's employment with Cause, Employer shall have no further obligation to Executive, except payment of Base Salary and benefits otherwise payable to Executive under Paragraph 3 through the termination date, and shall not be obligated to provide him with severance of any kind. As used

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herein, "Cause" shall include without limitation: (aa) the commission of a felony or a crime involving moral turpitude or dishonesty or fraud; (bb) the substantial and repeated failure to perform his duties, gross negligence or willful misconduct; (cc) a material breach of this Agreement by Executive; (dd) the failure of Executive for any reason to comply with instructions or other action or omission on his part which Employer reasonably believes does or may materially and adversely affect its business or operations; and (ee) actual harassment or discrimination against Employer's employees, customers or vendors in violation of Employer's policies; provided, however, that the events described in (bb), (cc), and (dd) above shall not be Cause unless they are not cured by Executive within twenty (20) days of his receipt from Employer of written notice thereof.

                (c)     By Executive.

                        (i) Without Good Reason. Executive may terminate his employment with Employer without Good Reason by providing it with written notice at least sixty (60) days prior to the effective date of such termination. In the event that Executive terminates his employment without Good Reason, Employer shall have no further obligation to Executive, except payment of base salary and benefits otherwise payable to Executive under Paragraph 3 through the termination date, and shall not be obligated to provide him with severance of any kind.

                        (ii) With Good Reason. Executive may terminate his employment with Employer with Good Reason at any time in writing to the Employer as set forth herein. In the event that Executive terminates his employment with Good Reason, Employer shall pay to Executive the base salary and benefits otherwise payable to Executive under Paragraph 3 through the last day of Executive's actual employment and Employer shall provide Executive with the Severance set forth in Paragraph 5 hereof. As used herein, "Good Reason" shall include without limitation: (aa) Employer's reducing Executive's base salary below the amount set forth in this Agreement; (bb) a material diminishment of Executive's position, duties, or responsibilities; (cc) Executive's not being offered the position of President and Chief Executive Officer with the Employer or the surviving entity after a Change in Control; or (dd) a material breach of this Agreement by Employer; or (ee) a direction to the Executive to perform an action which is in violation of federal, state or local laws, provided, however, that the events described in (aa), (bb), (cc), (dd) and (ee) above shall not be Good Reason unless they are not cured by Employer within thirty (30) days of its receipt from Executive of written notice thereof.

                5. SEVERANCE. Executive's Severance, if he is entitled to it as set forth herein, shall consist of the following payments and benefits:

                (a) Payment. Employer shall pay Executive an amount equal to one year of his Base Salary in effect at the time of his termination, payable in twelve

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(12) equal monthly installments. This payment shall be less standard deductions and withholdings for federal, state, and local taxes as determined by Employer.

                (b) Insurance. For a period of twelve (12) months following the date of his termination of employment, Employer shall continue to provide Executive with health and dental insurance, life insurance, accidental death and disability insurance, and long- and short-term disability insurance on the same terms and at the same level of coverage as such insurance was provided to him during his employment, provided that such continuation is allowable under Employer's then-applicable benefit plans. In the event that continuation is not allowable, the Employer shall instead pay to Executive a lump payment, less applicable withholdings, equal to twelve months' premiums for COBRA continuation coverage plus twelve months' premiums under the Employer's life insurance policy applicable to the Executive immediately prior to his termination.

                (c) Stock Options. The Parties agree that any unvested stock options held by Executive shall be deemed immediately and fully vested as of the date of the termination of his employment. The Parties agree that the terms of this Paragraph 5(c) (only if Executive becomes entitled to Severance) shall constitute amendments to any and all stock options agreements that will have been agreed to by the Parties and that, except as so amended, the terms and conditions of such stock options agreements shall remain in full force and effect.

                (d) Excise Tax Restoration Payment. In the event that it is determined that any payment, benefit, or distribution described in this Paragraph 5 made by Employer, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of Employer's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Paragraph 5 or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration Payment or any Excise Tax.

                The Parties acknowledge and agree that the payment of Severance (as defined in this Paragraph 5) shall be contingent upon Executive's signing and executing a General Release of Claims acceptable to both Employer and him.

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                6.      CONFIDENTIAL INFORMATION. Executive acknowledges that
during his employment with Employer, he will have access to Employer's trade secrets and other confidential and/or proprietary information ("Confidential Information"). Executive agrees that, both during his employment and after the termination of his employment, he will use his best efforts and utmost diligence to preserve, protect, and prevent the disclosure of such Confidential Information, and that he will not, either directly or indirectly, use, misappropriate, disclose or aid any other person in disclosing such Confidential Information. Executive acknowledges that as used herein, Confidential Information includes, but is not limited to, all methods, processes, techniques, practices, product designs, pricing information, billing histories, customer requirements, customer lists, employee lists, salary information, personnel matters, financial data, operating results, plans, contractual relationships, projections for new business opportunities for new or developing businesses, and technological innovations in any stage of development. Confidential Information also includes, but is not limited to, all notes, records, software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, or any other documents generated or compiled by any employee of Employer. Such information is, and shall remain, the exclusive property of Employer, and Executive agrees that he shall promptly return all such information to Employer upon termination of his employment. Any information publicly available or generally known within the industry or trade in which Employer operates and competes is not Confidential Information.

                7. POST-EMPLOYMENT OBLIGATIONS. Executive agrees that the following obligations are reasonable and necessary to protect Employer's business. Executive further acknowledges that these obligations do not restrict his ability to be gainfully employed, and he acknowledges that any geographic boundary, scope of prohibited activities, and time duration in these obligations are reasonable in nature and no broader than are necessary to protect Employer's legitimate business interests. In consideration for his employment as President and Chief Executive Officer and for Employer's other promises herein, Executive agrees that, for the term of this Agreement and for a period of twelve (12) months following his last day of employment, except with the express written consent of the Employer's Board of Directors, Executive shall not either directly or indirectly, for himself or on behalf or in conjunction with any other person, partnership, corporation or other entity:

                (a) solicit Business from or contract or conduct Business with (i) any person or entity which was a customer of Employer for its products or services as of, or within one year prior to, Executive's last day of employment, or (ii) any prospective customer which Employer was soliciting as of, or within one year prior to, his last day of employment. As used in Paragraph 7, "Business" shall mean those products and services that Employer is engaged in or is actively developing on the date of Executive's termination of employment.

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                (b)     knowingly interfere or attempt to interfere with any
transaction or business relationship in which Employer or its affiliates was involved or was contemplating during Executive's employment, including but not limited to relationships with Employer's employees, customers and prospective customers, contractors, vendors, service providers and suppliers;

                (c) hire, solicit or recruit any of Employer's employees, or any individuals who were employed by Employer within six (6) months of Executive's last day of employment;

                (d) cause or attempt to cause any employee, agent or contractor of Employer or its affiliates to terminate his or her employment, agency or contractor relationship with Employer or the affiliate; or

                (e) individually or as an officer, director, employee, shareholder (except if as a shareholder of less than 2% of a publicly traded company), consultant, contractor, partner, joint venturer, agent, advisor, equity owner, or in any capacity whatsoever, assist, engage in, or promote any business or contemplated business that is competitive with Employer's Business (as defined in Paragraph 7(a) above).

                The Parties agree that if a court of competent jurisdiction or other enforcement body finds that any term of this Paragraph 7 is for any reason excessively broad in scope or duration or for other reasons finds that a term may not be enforced as written, such term shall be construed in a manner to enable it to be enforced to the maximum extent possible. Executive's obligations in this Paragraph 7 shall be deemed to be a series of separate covenants and agreements, one for each and every region of each state and political division worldwide. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included herein, then at Employer's option, wholly unenforceable covenants shall be deemed eliminated from this Paragraph 7 for the purpose of such action or proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such action or proceeding.

                8. EXECUTIVE'S REPRESENTATIONS. Executive represents that his performance of all the terms of this Agreement and his employment by Employer does not and will not breach any agreement with any other entity, including but not limited to any agreement with a prior employer. Executive further represents that there are no restrictions on Executive's ability to perform work for Employer and to abide by this Agreement. Executive has not entered into, and Executive agrees that he shall not enter into, any agreement, either written or oral, in conflict with this Agreement.

                9.      IDEAS, INVENTIONS, AND AUTHORSHIP.

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                (a)     Executive agrees that any and all intellectual
properties, including, but not limited to, all ideas, concepts, themes, reports, studies, papers, publications, inventions, designs, improvements, discoveries, developments, formulas, patterns, devices, processes, logic diagrams, flow charts, decision charts, drawings, procedural diagrams, coding sheets, documentation manuals, technical data, client and customer lists, and compilations of information, records, and specifications, and other matters constituting trade secrets or confidential information, that are conceived, developed, authored or written by him, either individually or jointly in collaboration with others during his employment, and all designs, plans, reports, specifications, drawings, inventions, processes, test data and/or other information or items produced by him while performing his duties for Employer, shall belong to and be the sole and exclusive property of Employer, are "works for hire", and to the extent they are not "works for hire", Executive hereby assigns all of his rights in such intellectual properties to Employer, including without limitation, all patent, copyright or trade secret rights therein.

                (b) Executive further agrees to assist Employer in obtaining copyright registrations on all works of creation that are copyrightable, or patents on all inventions, designs, improvements and discoveries that are patentable, and to execute all documents and do all things necessary to vest Employer with full and exclusive title and protect against infringement by others. Executive promises and agrees that he will promptly and fully inform Employer of and disclose to Employer all intellectual properties described in Paragraph 9(a) above that he makes during his employment with Employer, whether individually or jointly in collaboration with others, that pertain or relate to the actual or potential business of Employer, whether or not conceived during regular working hours. Executive agrees to make full disclosure to Employer immediately after creating or making any of the intellectual properties identified in Paragraph 9(a), and shall thereafter keep Employer fully informed at all times of all progress in connection therewith.

                (c) Executive understands that the term "moral rights" means any rights of attribution or integrity, including any right to claim authorship of a copyrightable work, to object to a modification of such copyrightable work, and any similar right existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right." Executive forever waives and agrees never to assert any moral rights he may have in any copyrightable work that is assigned to Employer as a result of this Paragraph 9, even after any termination of his employment with Employer.

                (d) If Executive so chooses, he shall identify on a separate page that he shall attach hereto all intellectual properties, publications, inventions or other works which are not Employer's property, in which Executive has any right, title or interest, and which he made or conceived whether solely or jointly, or wrote,

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authored or invented wholly or in part, but neither published nor filed in any patent office.

                (e) The provisions of this Paragraph 9 shall not apply to any publication or invention meeting all of the following conditions: (i) such publication or invention was developed entirely on Executive's own time; (ii) such publication or invention was made without the use of any of the Employer's equipment, supplies, facility, trade secrets or Confidential Information; and
(iii) such publication or invention does not result from any work performed by Executive for Employer.

                10. BREACH OR VIOLATION. Executive acknowledges that any breach of this Agreement (including without limitation any breach of Paragraphs 6, 7, or 8) would cause Employer substantial irreparable injury. Executive agrees that in the event of any violation of this Agreement, in addition to any damages allowed by law, Employer shall be entitled to injunctive and/or other equitable relief.

                11. WAIVER. Failure by either party to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver by that party of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

                12. ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either party without the prior written consent of the other party.

                13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns, and Executive's heirs, executors and administrators.

                14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to its subject matter and supersedes all prior agreements, negotiations, and understandings, whether written or oral.

                15. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both Employer and Executive.

                16. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to the conflicts-of-law rules thereof. Executive agrees and submits to the exclusive jurisdiction of any court in the State of Maryland where there is proper venue or any federal court sitting in Maryland, in any action or proceeding arising out of or relating to this Agreement or the transactions

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contemplated herein, and agrees that all claims in respect of any such action or proceeding shall be heard or determined in such Maryland or Federal Court.

                17. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address on the signature page hereof, or at such other address as either party may designate in writing to the other.

                18. CONSTRUCTION; HEADINGS. The terms of this Agreement shall be construed according to their plain language and fair meaning, and not for or against either party. Headings of the paragraphs and subparagraphs of this Agreement are for the convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

                19. SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

                20. SURVIVAL OF COVENANTS. The covenants, agreements and statements set forth in this Agreement shall survive the termination of Executive's employment with Employer, for any reason, whether by Executive or Employer, and with or without Cause or Good Reason.

                21. COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement supercedes all prior understandings between the parties, whether oral or written, and shall not be binding upon either of them until fully executed. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures transmitted by facsimile shall be binding as evidence of each party's agreement to be bound the terms of this Agreement.

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                IN WITNESS WHEREOF, the Parties hereto have duly executed this
Agreement effective for all purposes and in all respects as of March 13, 2002.



ANDREW P. WHITELEY                                 INFORMAX, INC.
                                                   7600 Wisconsin Avenue
                                                   Bethesda, MD  20814


/S/ Andrew P. Whiteley                             /S/ John M. Green
--------------------------------                   -----------------------------
                                                   By:


Date:  March 13, 2002                              Date:  March 13, 2002

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